EXHIBIT 99.1

Sunday, March 13, 2011, 1:00pm IST

Ruben Krupik Appointed as BioCancell’s Chairman

Ofer Goldberg, VP at Clal Biotechnology Industries, has been appointed to BioCancell’s Board of Directors

Jerusalem, Israel – Ruben Krupik, CEO of Clal Biotechnology Industries (TASE: CBI), has been appointed as Chairman of the Board of biopharmaceutical company BioCancell Therapeutics, Inc. BioCancell has also reported that Ofer Goldberg, a Vice President at CBI, has joined BioCancell’s Board of Directors.

Mr. Krupik is CBI’s Chief Executive Officer, and is a central figure in the strategic advancement of companies in Israel’s biomed industry. He is the Chairman of D-Pharm Ltd. (TASE: DPRM), CureTech Ltd., MediWound Ltd., Gamida Cell and Andromeda Biotech. An accomplished, multi-disciplinary industry executive, Mr. Krupik has been a key driver in the launch of numerous successful companies in the fields of medical technology, including Given Imaging (NASDAQ:GIVN). Mr. Krupik held several senior positions at Tadiran Telecommunication Group where he accrued extensive experience in high-tech management. He holds an LL.B. from Tel Aviv University and a B.A. in economics and political science from the Hebrew University of Jerusalem.

Mr. Goldberg is a Vice President at CBI and involved in the business strategy and development of technology of CBI’s portfolio companies, and was previously an analyst and equity funds manager. He serves on Boards of Directors of a number of biomed companies, including D-Pharm Ltd. (TASE: DPRM), Biokine Therapeutics Ltd., ProtAb Ltd. , Vacciguard Ltd and Iluten Ltd. He holds an M.A. in Economics and Finance from Tel Aviv University and a B.Sc. in Physics and Mathematics from the Hebrew University of Jerusalem.

Uri Danon, CEO of BioCancell, said today, “We are pleased that Ruben Krupik and Ofer Goldberg have agreed to join BioCancell’s Board of Directors. We expect this move to strengthen BioCancell’s decision-making processes and help in maximizing our drug-development potential for our ground-breaking cancer therapy.”

################################################################

BioCancell's Technology - Targeted Cancer Therapy
The approach is based on the identification of particular genes that are highly expressed only in tumors ("Target Genes"). The regulatory sequences of these Target Genes are used to drive the expression of a toxin gene exclusively within tumor cells, enabling targeted tumor-cell destruction, leaving normal cells intact.

The patient's eligibility for the treatment is determined by analyzing the patient's tumor for the expression of the specific Target Genes. The diagnosis of the expression of the Target Genes is, therefore, a prerequisite for treatment and is made possible through the Company's proprietary diagnostic technology that enables detection of even a single malignant cell. Only those patients with high expression levels of the Target Genes in their tumor are eligible for treatment with high confidence of success.

The Company has designated two genes as Target Genes - H19 and IGF2.

About BioCancell
BioCancell Therapeutics Inc. is a biopharmaceuticals corporation specializing in the development of Targeted Cancer Therapy for the treatment of numerous types of cancer. The Company's proprietary technology constitutes a novel paradigm for the targeted destruction of cancer cells, with no effect on normal surrounding tissue and no observed side effects, allowing for long-term, safe treatment and prevention of cancer.

BioCancell was co-founded in 2004 by Professor Avraham Hochberg, Professor of Molecular Biology at the Hebrew University of Jerusalem, based on technology developed by him over the past 20 years.

BioCancell's securities are traded on the Tel Aviv Stock Exchange (TASE:BICL), with the major stockholders being Clal Biotechnology Industries, a member of the IDB group of companies, and Professor Hochberg.

For more information, please visit http://www.biocancell.com.

This press release may contain "forward-looking" statements, including statements with respect to the further development and potential safety and efficacy of BC-819, in the treatment of superficial bladder cancer, pancreatic cancer and ovarian cancer, and/or BioCancell's development strategy. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of BioCancell to differ materially from those indicated by these forward-looking statements, including, among others, the risk that the U.S. Food and Drug Administration may require changes to the protocols and informed consents for clinical trials of BC-819, which changes may have a material adverse effect on the timing of, and BioCancell's ability to conduct, those clinical trials, risks related to the clinical advancement of its BC-819 plasmid, including, but not limited, to the risk that clinical trials for this product candidate may not demonstrate safety and efficacy sufficient to obtain the requisite regulatory approvals or to result in a marketable product and risks related to the potential for others to develop products containing or based on BC-819 and other factors described in our public filings. BioCancell does not undertake any obligation to update forward-looking statements.